Exhibit 2.2

SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT, dated as of November 6, 2007, is by and among Eastern Concept Corporate Consulting (Shenzhen) Limited, a company organized and existing under the laws of the People’s Republic of China (the “Company”); Xinghao LI, a director and a 51% beneficial owner of Foshan Wanzhi Electron S&T Company Limited (“Li”); and Jun CHEN, a director and a 49% beneficial owner of Foshan Wanzhi Electron S&T Company Limited (“Chen”) (collectively, the “Sellers”) with reference to the following:

W I T N E S S E T H:

A.The Sellers own 100 % of Foshan Wanzhi Electron S&T Company Limited (“Foshan Wanzhi”), a company organized and existing under the laws of the People’s Republic of China with registered capital of RMB10,000,000.

B.The Company is a wholly owned subsidiary of Eastern Concept Development Ltd., a company organized and existing under the laws of the Hong Kong SAR of the People’s Republic of China.

C.The Company desires to acquire from the Sellers, and the Sellers desire to sell to the Company, all of the Wanzhi Shares for a total consideration in cash of RMB10,000,000 (or US$1,342,280), on the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties and agreements set forth herein, the parties hereto agree as follows:

ARTICLE I
TRANSFER OF SHARES

1.1           Transfer of Shares.  Subject to the terms and conditions of this Agreement, on the Closing Date:

(a)           the Company shall pay by means of telegraphic transfer to the Sellers RMB10,000,000 in cash to the designated bank account of the Sellers; and
(b)           the Sellers agree to transfer 100% of the ownership of Foshan Wanzhi to the Company.

1.2           Time and Place of Closing. The closing of the transactions contemplated hereby (the “Closing”) shall take place at the offices of Foshan Wanzhi at Fenggang Road, Lishui Town, Nanhai, Guangdong Province, the PRC 528244 on November 10, 2007 (the “Closing Date”) at 10:00 A.M., Beijing time, or at such other place as the Company and the Sellers may agree.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE SHAREHOLDERS

The Company represents and warrants to the Sellers as follows:

2.1           Due Organization and Qualification; Due Authorization. The Company has all requisite corporate power and authority to execute and deliver this Agreement, and to consummate the transactions contemplated hereby.  The Company has taken all corporate action necessary for the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and this Agreement constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms, except as may be affected by bankruptcy, insolvency, moratoria or other similar laws affecting the enforcement of creditors' rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

2.2           No Conflicts or Defaults. The execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated hereby do not and shall not (a) contravene the Articles of Incorporation or Bylaws of the Company or (b) with or without the giving of notice or the passage of time (i) violate, conflict with, or result in a breach of, or a default or loss of rights under, any material covenant, agreement, mortgage, indenture, lease, instrument, permit or license to which the Company is a party or by which the Company is bound, or any judgment, order or decree, or any law, rule or regulation to which the Company is subject, (ii) terminate or give any party the right to terminate, amend, abandon or refuse to perform, any material agreement, arrangement or commitment to which the Company is a party or by which the Company’s assets are bound, or (iii) accelerate or modify, or give any party the right to accelerate or modify, the time within which, or the terms under which, the Company is to perform any duties or obligations or receive any rights or benefits under any material agreement, arrangement or commitment to which it is a party.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE SELLERS

The Sellers represent and warrant to the Company as follows:

3.1           Title to Shares. The Sellers have good and marketable title to the ownership of Foshan Wanzhi and, upon consummation of the purchase contemplated herein, the Company will acquire from the Sellers good and marketable title to the ownership of Foshan Wanzhi free and clear of all liens and encumbrances.

3.2           Due Authorization. The Sellers have all requisite power and authority to execute and deliver this Agreement, and to consummate the transactions contemplated hereby.  The Sellers have taken all corporate action necessary for the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and this Agreement constitutes the valid and binding obligation of the Sellers, enforceable against the Sellers in accordance with its respective terms, except as may be affected by bankruptcy, insolvency, moratoria or other similar laws affecting the enforcement of creditors' rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

3.3           No Conflicts or Defaults. The execution and delivery of this Agreement by the Sellers and the consummation of the transactions contemplated hereby do not and shall not (a) contravene the governing documents of the Sellers, or (b) with or without the giving of notice or the passage of time, (i) violate, conflict with, or result in a breach of, or a default or loss of rights under, any material covenant, agreement, mortgage, indenture, lease, instrument, permit or license to which the Sellers are a party or by which the Sellers or any of its assets are bound, or any judgment, order or decree, or any law, rule or regulation to which the Sellers or any of its assets are subject, (ii) terminate or give any party the right to terminate, amend, abandon or refuse to perform, any material agreement, arrangement or commitment to which Sellers are a party or by which Sellers or any of its assets are bound, or (iii) accelerate or modify, or give any party the right to accelerate or modify, the time within which, or the terms under which, Sellers are to perform any duties or obligations or receive any rights or benefits under any material agreement, arrangement or commitment to which it is a party.

ARTICLE IV
INDEMNIFICATION

4.1           Indemnity of the Company. The Company agrees to defend, indemnify and hold harmless the Sellers from and against, and to reimburse the Sellers with respect to, all liabilities, losses, costs and expenses, including, without limitation, reasonable attorneys' fees and disbursements, asserted against or incurred by the Sellers by reason of, arising out of, or in connection with any material breach of any representation or warranty contained in this Agreement made by the Company or in any document or certificate delivered by the Company pursuant to the provisions of this Agreement or in connection with the transactions contemplated thereby.

4.2           Indemnity of the Sellers. The Sellers agree to defend, indemnify and hold harmless the Company from and against, and to reimburse the Company with respect to, all liabilities, losses, costs and expenses, including, without limitation, reasonable attorneys' fees and disbursements, asserted against or incurred by the Sellers by reason of, arising out of, or in connection with any material breach of any representation or warranty contained in this Agreement and made by the Company or in any document or certificate delivered by the Company pursuant to the provisions of this Agreement or in connection with the transactions contemplated thereby.

4.3           Indemnification Procedure. A party (an “Indemnified Party”) seeking indemnification shall give prompt notice to the other party (the “Indemnifying Party”) of any claim for indemnification arising under this Article 4. The Indemnifying Party shall have the right to assume and to control the defense of any such claim with counsel reasonably acceptable to such Indemnified Party, at the Indemnifying Party's own cost and expense, including the cost and expense of reasonable attorneys' fees and disbursements in connection with such defense, in which event the Indemnifying Party shall not be obligated to pay the fees and disbursements of separate counsel for such in such action.  In the event, however, that such Indemnified Party's legal counsel shall determine that defenses may be available to such Indemnified Party that are different from or in addition to those available to the Indemnifying Party, in that there could reasonably be expected to be a conflict of interest if such Indemnifying Party and the Indemnified Party have common counsel in any such proceeding, or if the Indemnified Party has not assumed the defense of the action or proceedings, then such Indemnifying Party may employ separate counsel to represent or defend such Indemnified Party, and the Indemnifying Party shall pay the reasonable fees and disbursements of counsel for such Indemnified Party.  No settlement of any such claim or payment in connection with any such settlement shall be made without the prior consent of the Indemnifying Party which consent shall not be unreasonably withheld.

ARTICLE V
DELIVERIES

5.1           Items to be delivered to the Sellers prior to or at Closing by the Company.

(a)           Bank confirmation indicating the transfer or deposit of RMB10,000,000 in cash from Eastern Concept Development Ltd. to the Company bank account in the PRC so that such amount can be utilized to acquire 100% ownership of Foshan Wanzhi from the Sellers;

(b)           copies of board, and if applicable, shareholder resolutions approving this transaction;

(c)           a certificate, in form reasonably acceptable to the Sellers, signed by an authorized officer of the Company dated the Closing Date, certifying that the representations and warranties made by the Company shall be accurate in all material respects as of the date hereof and as of the Closing Date and the terms and conditions of this Agreement to be performed and complied with by the Company on or prior to the Closing Date shall have been performed and complied with by the Company on or prior to the Closing Date;

(d)           any other document reasonably requested by Sellers that it deems necessary for the consummation of this transaction.

5.2           Items to be delivered by the Sellers to the Company prior to or at Closing by the Sellers.

(a)           documents indicating the process of transferring the ownership of Foshan Wanzhi from the Sellers to the Company, pending government procedural approval;

(b)           copies of board, and if applicable, shareholder resolutions approving this transaction and authorizing the transfer of the ownership hereto;

(c)           a certificate, in form reasonably acceptable to the Company, signed by an authorized officer of the Sellers dated the Closing Date, certifying that the representations and warranties made by the Sellers shall be accurate in all material respects as of the date hereof and as of the Closing Date and the terms and conditions of this Agreement to be performed and complied with by the Sellers on or prior to the Closing Date shall have been performed and complied with by the Sellers on or prior to the Closing Date; and

(d)           any other document reasonably requested by the Company that it deems necessary for the consummation of this transaction.

ARTICLE VI
CONDITIONS PRECEDENT

6.1           Conditions Precedent to Closing. The obligations of the parties under this Agreement shall be and are subject to fulfillment, prior to or at the Closing, of each of the following conditions:

(a)           that each of the representations and warranties of the parties contained herein shall be true and correct at the time of the Closing Date as if such representations and warranties were made at such time; and

(b)           that the parties shall have performed or complied with all agreements, terms and conditions required by this Agreement to be performed or complied with by them prior to or at the time of the Closing.

6.2           Conditions to Obligations of the Sellers. The obligations of the Sellers shall be subject to fulfillment prior to or at the Closing, of each of the following conditions:

(a)           the Company shall have paid all of its own costs and expenses associated with this Agreement and the transactions contemplated herein;

(b)           the Company shall have received all of the regulatory, shareholder and other third party consents, permits, approvals and authorizations necessary to consummate the transactions contemplated by this Agreement;

6.3           Conditions to Obligations of the Company. The obligations of the Company shall be subject to fulfillment prior to or at the Closing, of each of the following conditions:

(a)           The Sellers shall have paid all of their own costs and expenses associated with this Agreement and the transactions contemplated herein;

(b)           The Sellers shall have received all of the regulatory, shareholder and other third party consents, permits, approvals and authorizations necessary to consummate the transactions contemplated by this Agreement.

ARTICLE VII
NO PUBLIC DISCLOSURE

Without the prior written consent of the others, none of the Company or the Sellers will, and will each cause their respective representatives not to, make any release to the press or other public disclosure with respect to either the fact that discussions or negotiations have taken place concerning the transactions contemplated by this Agreement, the existence or contents of this Agreement or any prior correspondence relating to this transactions contemplated by this Agreement, except for such public disclosure as may be necessary, in the written opinion of outside counsel (reasonably satisfactory to the other parties) for the party proposing to make the disclosure not to be in violation of or default under any applicable law, regulation or governmental order. If either party proposes to make any disclosure based upon such an opinion, that party will deliver a copy of such opinion to the other party, together with the text of the proposed disclosure, as far in advance of its disclosure as is practicable, and will in good faith consult with and consider the suggestions of the other party concerning the nature and scope of the information it proposes to disclose.

ARTICLE VIII
TERMINATION

This Agreement may be terminated at any time before or, at Closing, by:

(a)           the mutual agreement of the parties;

(b)           any party if:

(i)           any provision of this Agreement applicable to a party shall be materially untrue or fail to be accomplished;

(ii)           any legal proceeding shall have been instituted or shall be imminently threatening to delay, restrain or prevent the consummation of this Agreement; or

(iii)	the conditions precedents to Closing are not satisfied.

Upon termination of this Agreement for any reason, in accordance with the terms and conditions set forth in this paragraph, each said party shall bear all costs and expenses as each party has incurred and no party shall be liable to the other.

ARTICLE IX
MISCELLANEOUS

9.1           Survival of Representations, Warranties and Agreements. All representations and warranties and statements made by a party to in this Agreement or in any document or certificate delivered pursuant hereto shall survive the Closing Date for so long as the applicable statute of limitations shall remain open. Each of the parties hereto is executing and carrying out the provisions of this agreement in reliance upon the representations, warranties and covenants and agreements contained in this agreement or at the closing of the transactions herein provided for and not upon any investigation which it might have made or any representations, warranty, agreement, promise or information, written or oral, made by the other party or any other person other than as specifically set forth herein.

9.2           Access to Books and Records. During the course of this transaction through Closing, each party agrees to make available for inspection all corporate books, records and assets, and otherwise afford to each other and their respective representatives, reasonable access to all documentation and other information concerning the business, financial and legal conditions of each other for the purpose of conducting a due diligence investigation thereof. The parties further agree to keep confidential and not use for their own benefit, except in accordance with this Agreement any information or documentation obtained in connection with any such investigation.

9.3           Further Assurances. If, at any time after the Closing, the parties shall consider or be advised that any further deeds, assignments or assurances in law or that any other things are necessary, desirable or proper to complete the merger in accordance with the terms of this agreement or to vest, perfect or confirm, of record or otherwise, the title to any property or rights of the parties hereto, the parties agree that their proper officers and directors shall execute and deliver all such proper deeds, assignments and assurances in law and do all things necessary, desirable or proper to vest, perfect or confirm title to such property or rights and otherwise to carry out the purpose of this Agreement, and that the proper officers and directors the parties are fully authorized to take any and all such action.

9.4           Notice. All communications, notices, requests, consents or demands given or required under this Agreement shall be in writing and shall be deemed to have been duly given when delivered to, or received by prepaid registered or certified mail or recognized overnight courier addressed to, or upon receipt of a facsimile sent to, the party for whom intended, as follows, or to such other address or facsimile number as may be furnished by such party by notice in the manner provided herein:

If to the Company:

Room 2106, South Stock Building
Jianshe Road, Luohu District,
Shenzhen
Attn: Mr. Benny LEE
Telecopy:  852.3103.8033

If to the Sellers:

Foshan Wanzhi Electron S&T Company Limited
Fenggang Road, Lishui Town,
Nanhai, Guangdong Province, the PRC 528244
Attn: Mr. Jun CHEN
Telecopy:  852.86.757.8566.0293

9.5           Entire Agreement. This Agreement, and any instruments and agreements to be executed pursuant to this Agreement, sets forth the entire understanding of the parties hereto with respect to its subject matter, merges and supersedes all prior and contemporaneous understandings with respect to its subject matter and may not be waived or modified, in whole or in part, except by a writing signed by each of the parties hereto.  No waiver of any provision of this Agreement in any instance shall be deemed to be a waiver of the same or any other provision in any other instance.  Failure of any party to enforce any provision of this Agreement shall not be construed as a waiver of its rights under such provision.

9.6           Successors and Assigns.  This Agreement shall be binding upon, enforceable against and inure to the benefit of, the parties hereto and their respective heirs, administrators, executors, personal representatives, successors and assigns, and nothing herein is intended to confer any right, remedy or benefit upon any other person.  This Agreement may not be assigned by any party hereto except with the prior written consent of the other parties, which consent shall not be unreasonably withheld.

9.7           Governing Law.  This Agreement shall in all respects be governed by and construed in accordance with the laws of the People’s Republic of China and are applicable to agreements made and fully to be performed in such state, without giving effect to conflicts of law principles.

9.8           Counterparts.  This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

9.9           Construction.  Headings contained in this Agreement are for convenience only and shall not be used in the interpretation of this Agreement.  References herein to Articles, Sections and Exhibits are to the articles, sections and exhibits, respectively, of this Agreement.  As used herein, the singular includes the plural, and the masculine, feminine and neuter gender each includes the others where the context so indicates.

9.10           Severability.  If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, this Agreement shall be interpreted and enforceable as if such provision were severed or limited, but only to the extent necessary to render such provision and this Agreement enforceable.

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IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date first set forth above.

EASTERN CONCEPT CORPORATE CONSULTING (SHENZHEN) LIMITED

By:  /s/ Benny Lee
Name:  Benny LEE
Its:  President

REPRESENTATIVE OF THE EASTERN CONCEPT SHAREHOLDERS

By:  /s/ Benny Lee
Name:  Benny LEE
(In His Individual Capacity)

FOSHAN WANZHI ELECTRON S&T COMPANY LIMITED

By:  /s/ Xinghao Li
Name:  Xinghao LI
Its:  Director

By:  /s/ Jun Chen
Name:  Jun CHEN
Its:  Director

REPRESENTATIVE OF THE FOSHAN WANZHI SHAREHOLDERS

By: /s/ Xinghao Li
Name:  Xinghao LI
(In His Individual Capacity)

By:  /s/ Jun Chen
Name:  Jun CHEN
(In His Individual Capacity)